Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Spire Global, Inc. of our report dated May 13, 2021, except for the first table in the concentrations of credit risk disclosure in Note 2, as to which the date is June 25, 2021, relating to the financial statements of Spire Global, Inc., which appears in the Registration Statement on Form S-1 (No. 333-259733) of Spire Global, Inc.

/s/ PricewaterhouseCoopers LLP
San Francisco, California
October 19, 2021